Exhibit 5.01

Akerman LLP 401 E. Jackson Street Suite 1700 Tampa, FL 33602-5250 T: 813 223 7333 F: 813 223 2837

April 1, 2025

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard

Suite 210

Tampa, Florida 33609

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time of: (a) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (b) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); and (c) warrants to purchase shares of the Common Stock or the Preferred Stock (the “Warrants,” and, together with the Common Stock and the Preferred Stock, the “Securities”). The Securities are to be offered hereunder on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act in the manner described in the Prospectus (as defined below). The aggregate public offering price of the Securities being registered will be $50,000,000.

This opinion letter is being furnished in accordance with the requirements of Section 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein (the “Prospectus”), and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (a) all corporate records furnished to us by the Company are accurate and complete; (b) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (c) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (d) the Company will sell and issue the Securities in compliance with applicable federal and state securities laws and in accordance with the manner described in the Registration Statement, the Prospectus, and the applicable prospectus supplement; and (e) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based on and subject to the foregoing, and subject to the further assumptions and qualifications set forth herein, we are of the opinion that:

Odyssey Marine Exploration, Inc.

April 1, 2025

1. With respect to any shares of Common Stock to be offered pursuant to the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (c) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then-operative articles of incorporation (the “Articles of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Common Stock has been delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid, and nonassessable.

2. With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and file as required by such laws; (b) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; including the adoption of any required Certificate of Designation for any shares of Preferred Stock offered under the Registration Statement (“Certificate of Designation”) in accordance with the applicable provisions of Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporation Law”); (c) the filing of any required Certificate of Designation with the Secretary of State of the State of Nevada has occurred; (d) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the Preferred Stock has been delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid, and nonassessable.

3. With respect to the Warrants issued under a warrant agreement (the “Warrant Agreement”) and to be offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Warrant Agreement has been duly authorized by the Company and any warrant agent named therein (the “Warrant Agent”) by all necessary corporate action; (c) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the

Odyssey Marine Exploration, Inc.

April 1, 2025

Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by any Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We express no opinion as to matters governed by laws of any jurisdiction other than New York law and the Nevada Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.01 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Akerman LLP

AKERMAN LLP